Exhibit 10.3

                       AMENDMENT TO EMPLOYMENT AGREEMENT

      This Amendment to Employment Agreement dated as of December 1, 2003 (the "Amendment"), by and between Pyramid Music Corp., a Florida corporation ("Pyramid"), and Michael Jay Solomon, a resident of the State of California ("Solomon")

      WHEREAS, on or about October 1, 2003 Pyramid and Solomon entered into an "Employment Agreement", and

      WHEREAS, the parties seek to amend the Employment Agreement due to the additional time requirements Pyramid has requested of Solomon, and

      WHEREAS,   Solomon  is  desirous  of  providing  additional  time  to  the performance of his duties under the Employment Agreement upon the terms and conditions set forth herein;

      NOW, THEREFORE, for and in consideration of the mutual promises and covenants made by each of the parties, the parties agree to amend the Employment Agreement as follows:

1. INCORPORATION OF RECITALS. The above Recitals are incorporated by reference into this Agreement.

2. COMMON STOCK BONUS. Section 3(d) of the Employment Agreement is hereby deleted in its entirety and replaced with the following language:

The Company shall issue to the Executive 444,444 shares of its common stock, par value $1.00 per share ("Common Stock") simultaneously with the execution of this Amendment.

3. NO OTHER CHANGES. All other provisions of the Employment Agreement shall remain unchanged and continue in full force and effect.

4. ENTIRE AGREEMENT. This Amendment and the Employment Agreement constitutes the final and entire agreement between Pyramid and Solomon. All prior oral or written agreements between the parties regarding these matters are hereby superseded by this Amendment.

5. AMENDMENT OR MODIFICATION. This Agreement shall not be amended nor modified, except by a written document signed by all parties.

6. GOVERNING LAW. This Agreement shall be interpreted and construed under the laws of the state of California, and venue for all suits arising out of or relating to this Agreement shall be located within the state of California.

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7. BINDING EFFECT. This Agreement is binding upon and shall inure to the benefit of each of the parties, including their respective executors, administrators, heirs, successors and assigns.

8. BREACH OF AGREEMENT. Any breach of this Agreement shall entitle the non-breaching party to recover against the breaching party all costs and reasonable attorney's fees incurred by the non-breaching party in enforcing the Agreement.

9. HEADINGS. The headings have been included in this Agreement for convenience of reference only and shall not be construed in interpreting this Agreement.

10. SEVERABILITY. If any provision of this Agreement shall be held for any reason to be invalid, illegal or unenforceable, such impairment shall not affect any other provision of this Agreement.

11. ATTORNEY'S FEES. Each party hereto shall bear all attorney's fees and costs arising from the actions of its own counsel in connection with the review and negotiation of this Agreement.


IN WITNESS WHEREOF, the parties hereto set their hand and seal on this 1st day of December, 2003.

                                    Pyramid Music Corp.


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                                    David Levy, President


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                                    Michael Jay Solomon